BRIDGE LOAN NOTE

$640,697.00	July 19, 2012

FOR VALUE RECEIVED, the undersigned NEOGENIX ONCOLOGY, INC., a Maryland corporation (the "Borrower"), hereby promises to pay to the order of PRECISION BIOLOGICS, INC., a Delaware corporation (together with its successors or assigns, the “Lender”), at such office as Lender may direct, in lawful money of the United States and in immediately available funds, the principal amount of SIX HUNDRED FORTY THOUSAND SIX HUNDRED NINETY-SEVEN AND NO/100 DOLLARS ($640,697.00), together with interest thereon and other agreed charges as provided herein.

1.          Security Agreement. This instrument is the Bridge Loan Note described in, and is entitled to the benefits of, that certain Security Agreement of even date herewith by and between Borrower and Lender (as amended, extended, modified, renewed or restated, the “Security Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Security Agreement). All of the terms, conditions, covenants and agreements set forth in the Security Agreement are expressly made a part of this instrument and are incorporated herein by this reference in the same manner and with the same effect as if set forth herein verbatim and in full, and any holder of this instrument shall be entitled to the benefits of and remedies provided in the Security Agreement and the other Bridge Loan Documents.

2.          Disbursements. Borrower acknowledges that the principal amount of this Note has been fully advanced to Borrower as of the date hereof.

3.          Interest. Prior to the occurrence of an Event of Default, the outstanding principal balance hereof will bear interest at the fixed rate of five percent (5%) per annum (the "Fixed Rate"). Upon the occurrence, and during the continuation, of any Event of Default as defined herein, the outstanding principal balance shall bear interest at the fixed rate of eight percent (8%) per annum (the "Default Rate"). All interest on the outstanding principal amount hereunder, whether accruing at the Fixed Rate or the Default Rate, shall be calculated as simple interest on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

4.          Term and Payments.

(a)        If a Notice of Withdrawal is given by Lender pursuant to the Security Agreement, then the principal amount hereof, together with interest accruing thereon, shall be due and payable on  December 31, 2012.  Notwithstanding the foregoing, if an Event of Default set forth in subsections (a) through (e) of Section 5.1 of the Security Agreement shall occur following such Notice of Withdrawal, then the principal amount hereof, together with interest accruing thereon, shall be due and payable upon such Event of Default; provided, however, that for purposes of this sentence Borrower's failure to perform the covenants set forth in Sections 4.9 or 4.10 of the Security Agreement shall not be deemed an Event of Default.

(b)        If  no Notice of Withdrawal is given by Lender pursuant to the Security Agreement and the Case is timely initiated by Borrower, but Lender shall thereafter default in the performance of its obligations with respect to the DIP Loan or the APA, then the principal amount hereof, together with interest accruing thereon, shall be due and payable in full on December 31, 2012.  Notwithstanding the foregoing, if an Event of Default set forth in subsections (a) through (e) of Section 5.1 of the Security Agreement shall occur following Lender's default in the performance of its obligations with respect to the DIP Loan or the APA , then the principal amount hereof, together with interest accruing thereon, shall be due and payable upon such Event of Default; provided, however, that for purposes of this sentence Borrower's failure to perform the covenants set forth in Sections 4.9 or 4.10 of the Security Agreement shall not be deemed an Event of Default.

(c)          If no Notice of Withdrawal is given by Lender pursuant to the Security Agreement and Lender shall otherwise be in compliance with its obligations with respect to the DIP Loan and the APA (to the extent then applicable), then the principal amount hereof, together with interest accruing thereon, shall be due and payable in full on the earlier of:

(i)          The date upon which the DIP Loan is approved by the Bankruptcy Court on an interim basis and funding thereof is consummated; or

(ii)         The date upon which debtor-in-possession financing from a source other than Lender is approved by the Bankruptcy Court on an interim basis and funding thereof is consummated; or

(iii)        The date that is fifteen (15) days after initiation of the Case unless, on or before such date (x) an interim order approving debtor-in-possession financing under item (i) or item (ii) above has been entered by the Bankruptcy Court, and (y) such approved debtor-in-possession financing specifically provides for repayment of the Bridge Loan; or

(iv)         The date that is three (3) days after the entry of an interim order approving debtor-in-possession financing under item (iii) above unless, on or before such date, the Bridge Loan has been paid in full from proceeds of such approved financing; or

(v)          The date upon which any transaction involving the sale of Borrower's assets, including consummation of the transaction contemplated by the APA, is closed and funded; or

(vi)         Immediately upon the occurrence of any Event of Default as defined in the Security Agreement; or

(vii)        Immediately upon the occurrence of any repudiation of, or default by Borrower in the performance of its obligations under, the APA.

(d)          The outstanding principal balance hereof may be prepaid by Borrower at any time and from time to time, in whole or in part, without premium or penalty. All payments made hereunder shall first be applied to accrued and unpaid interest, with any balance remaining then being applied in reduction of principal.

5.            Default and Acceleration. Upon the occurrence of any Event of Default, this Bridge Loan Note and all other Obligations of Borrower to Lender under the Bridge Loan Documents shall be subject to acceleration in accordance with the terms of the Security Agreement and become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrower.

[No further text this page; Signature page follows.]

IN WITNESS WHEREOF, Borrower has caused this instrument to be properly executed and delivered as of the day and year first above written.

BORROWER:

NEOGENIX ONCOLOGY, INC., a Maryland corporation

By:	/s/ Philip M. Arlen
Philip M. Arlen
President and Chief Executive Officer